Exhibit 99.1

          Press Release for FirstBank NW Corp. dated February 24, 2006


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Press Release                                          FirstBank NW Corp. (FBNW)

Company Release - 02/24/06
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FIRSTBANK NW CORP. REQUESTS ADDITIONAL INFORMATION FROM CRESCENT CAPITAL VI,
L.L.C.

CLARKSTON, WA - February 24, 2006 - FirstBank NW Corp. ("FirstBank" or "Company") (Nasdaq: FBNW) today announced that it had requested additional information from Crescent Capital VI, L.L.C. ("Crescent") in connection with the non-binding letter of intent that Crescent submitted to FirstBank on February 1, 2006. In particular, FirstBank requested additional information concerning the structure of the proposed transaction, the financing and contingencies, regulatory matters, and the proposed investors. The additional information is needed to allow FirstBank to complete its analysis of the offer.

The non-binding letter of intent and other related materials were filed by Crescent with the Securities and Exchange Commission ("SEC") on February 1, 2006 as attachments to an amended Schedule 13D. Additional information was contained in an amended Schedule 13D that was filed by Crescent with the SEC on February 21, 2006. FirstBank's Board of Directors will, with the assistance of its outside advisors, carefully evaluate the material Crescent filed with the SEC, and any additional information it receives from Crescent in response to its request. In connection with its evaluation of the materials from Crescent, the Board will continue to evaluate other alternatives available to the Company, including the potential benefits that may be realized through FirstBank's ongoing strategic, operational and financial initiatives, and the risks associated with them.

FirstBank NW Corp. (headquartered in Clarkston, Washington) is the holding company for FirstBank Northwest, a Washington state chartered savings bank founded in 1920, and has a record of consistent above-average growth and improving profitability, operating in the rural markets of eastern Oregon, eastern Washington and central Idaho, in addition to the larger and growing markets of Boise and Coeur d'Alene, Idaho and Spokane, Washington. FirstBank Northwest is focused on each community served, striving to deliver competitive financial products and services through exceptional customer service standards, local expertise and leadership. FirstBank Northwest operates 20 branch locations in Idaho, eastern Washington and eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, Boise and Nampa, Idaho, Spokane, Washington, and Baker City, Oregon. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.


FORWARD LOOKING STATEMENTS:

     Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, competitive conditions between banks and non-bank financial service providers, regulatory changes, costs of implementing additional securities requirements and requirements of the Sarbanes Oxley Act of 2002 and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

     The Company does not undertake--and specifically disclaims any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.